MEDIA RELATIONS CAMPAIGN AGREEMENT:
FIRST CORPORATION

THIS AGREEMENT made the 8 day of March 2011

BETWEEN:

EMERSON GERARD ASSOCIATES, INC. (EGA), a body corporate having an office at 5600 N. Flagler Drive #601, West Palm Beach FL 33407
OF THE FIRST PART

AND:

FIRST CORPORATION, a body corporate having an office at
Caruso UK Ltd., Maranello, Watch House Green, Felsted UK CM63EF
OF THE SECOND PART

WHEREAS;

First Corporation desires to retain EGA to provide Media Relations services according to Attachment A below. EGA has agreed to provide such services on the terms and conditions hereinafter set out.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

EGA’S DUTIES AND OBLIGATIONS

1.1   EGA shall provide Media Relations services for First Corporation and Tramigo products as set forth in Attachment A below on an independent basis and such other marketing and promotion services as may be mutually agreed between the parties from time to time. EGA will write and pitch news releases presenting First Corporation and Tramigo products to EGA’s media contacts. EGA will use these news releases to influence and persuade the media to interview First Corporation about Tramigo products, place articles and stories about First Corporation and Tramigo products into their publications, and run the First Corporation and Tramigo products story on radio/TV shows. EGA has numerous relationships with industry, consumer, business and trade publications’ editors and reporters, and TV and radio station program directors, station managers and producers. EGA fully expects to get media exposure for First Corporation and Tramigo products.

1.2 In performing its duties hereunder, EGA shall at all times exercise the standard of care, skill and diligence normally provided in the performance of services contemplated in this Agreement. EGA will not violate the laws of the Federal Trade Commission or Federal Communications Commission of the United States, or any other regulatory agency overseeing the marketing or promotion of companies, or their products and services. If First Corporation and/or Tramigo products, whether at the request of EGA or otherwise, engages the services of a specialist, EGA shall be entitled to rely on the skill and knowledge of such specialist and shall not be liable to First Corporation and/or Tramigo products for any damages or loss arising out of or arising from the services of such specialist. EGA shall be entitled to rely on the accuracy of any data furnished by First Corporation and/or Tramigo products unless to do so would be unreasonable.

1.3 EGA shall not be required to devote its full time and attention to the affairs of First Corporation and/or Tramigo products but shall be entitled, during the term hereof, to carry on such other businesses and undertakings as it sees fit.

1.4 EGA shall not, either during the continuance of this Agreement or at any time thereafter, disclose the private affairs of First Corporation and Tramigo products to any persons. EGA shall not, either during the continuance of this Agreement or any time thereafter, use for its own purposes, or any purpose other than those of First Corporation and Tramigo products, any information they may acquire in relation to the business and affairs of First Corporation and Tramigo products.

REMUNERATION
2.1 It is agreed that EGA shall perform these services month-to-month commencing on the date signed below. For providing the services pursuant to the terms of this Agreement, EGA will be paid by First Corporation in advance by wire transfer the monthly retainer fee of $6850.  While this Agreement is in force, $6850 is due in advance by wire transfer each subsequent month on the monthly anniversary date of the signing of this Agreement.

2.2 Although no additional expenses are anticipated, EGA shall be reimbursed for all pre-approved expenses actually and properly incurred by EGA in connection with carrying out duties arising hereunder and directly related to activities carried out on behalf of First Corporation and Tramigo products as long as such expenses have been pre-approved in writing by First Corporation. EGA shall furnish to First Corporation statements and vouchers as required.

TERM
3.1 The term of this Agreement shall be for one month commencing upon receipt of retainer.

3.2 At the end of the one month term this Agreement will continue until terminated in writing by fax.

3.3 First Corporation can terminate this agreement provided First Corporation has given 15-days notice to EGA by fax. First Corporation is responsible to pay for EGA’s services during the 15-day notice period. First Corporation is responsible for expenses it has pre-approved in writing prior to the notice of termination.

3.4. EGA can terminate this agreement by fax upon 15-days notice to First Corporation subject to the terms contained herein. EGA is responsible to pursue the campaign in earnest during the 15-day notice period.

3.5 This agreement can also be terminated upon the mutual decision of the parties hereto.

INDEMNIFICATION OF EGA
4. First Corporation shall and hereby agrees to indemnify and save harmless EGA from and against all claims and demands of any nature or kind whatsoever brought against EGA as a result of EGA’s performance in good faith of the duties and obligations required of EGA hereunder.

INDEMNIFICATION OF FIRST CORPORATION
5. EGA shall and hereby agrees to indemnify and save harmless First Corporation from and against all claims and demands of any nature or kind whatsoever brought against First Corporation as a result of EGA’s alleged gross negligence or willful misconduct in the performance of its duties and obligations stated herein this Agreement.

RESTRICTION ON ASSIGNMENT
6. Neither this Agreement nor any of the rights, benefits or obligations arising from or out of the terms of this Agreement shall be assignable by either party hereto without the prior written consent of the other party hereto.

TIME
7. Time shall be of the essence of this Agreement.

FURTHER ASSURANCES
8.1 The parties hereto covenant and agree to make, execute and deliver any and all further assurances or other documents necessary to give full effect to the meaning and intent of this Agreement.

8.2 While diligently striving to achieve the goals set forth in Attachment A below, EGA does not guarantee media coverage of First Corporation and/or Tramigo products.

GOVERNANCE
9. The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida. Attorney’s fees for any disputes arising from or related to this Agreement shall be the responsibility of each party and not a part of the settlement thereof.

IN WITNESS THEREOF, the Parties hereto have executed this document as of the date and year written below.

BY: /s/ Paul Gravatt
Paul Gravatt
First Corporation

Date:___________________

BY:__________________________________
Jerry Jennings, President
Emerson Gerard Associates, Inc.

Date: __________________

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ATTACHMENT A

PROPOSED MEDIA RELATIONS CAMPAIGN: FIRST CORPORATION

Emerson Gerard Associates comprises a sophisticated team of media experts and crack writers that will spin news stories about First Corporation and Tramigo products and, with your approval, pitch these news stories to the media to line up interviews.

In the past, these interviews have resulted in numerous positive articles for our clients in newspapers, magazines, on TV news, radio and talk shows including:

* CNBC
* CNNfn
* CNN-Business Unusual
* Wall Street Journal
* USA Today
* NPR
* Investor’s Business Daily
* Time Magazine
* Consumer Reports
* Readers Digest
* ABC News
* CBS News
* Financial Times
* Forbes Magazine
* Business Week
* N.Y. Times
* Bloomberg.com
* The Kiplinger Letter
…..and many more!
 (Stories on file at www.emersongerard.com)

To get coverage for First Corporation and Tramigo products we propose to work with reporters, editors, and producers in the local and regional markets; specifically where a well-placed news story can bring considerable attention dramatically impacting First Corporation and Tramigo products target markets.

This is what we do best....get third-party media involved……so it appears as if third party media is endorsing First Corporation and Tramigo products.

My team was cited by Advertising Age for “Best PR Pitch of the Week”.
http://www.emersongerard.com/pitch_of_the_week.html